UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-2816	52-2126573

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave, Anchorage, Alaska	99503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907-297-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 6, 2005, Alaska Communications Systems Group, Inc. (“ACSG”) announced that its subsidiary, Alaska Communications Systems Holdings, Inc. (“ACSH”) has entered into an agreement to repurchase $34.3 million of its 9 7/8% senior notes due 2011. Closing the transaction is subject to lenders of its 2005 senior credit facility consenting to certain amendments to the 2005 credit agreement. ACSG also reaffirmed its full year 2005 revenue, EBITDA and Capex outlook. The press release is furnished hereto as Exhibit 99.1 and the Lenders’ Presentation is furnished hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Alaska Communications Systems Group, Inc. press release dated July 6, 2005
Exhibit 99.2	Alaska Communications Systems Presentation to Lenders, dated July 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 6, 2005	Alaska Communications Systems Group, Inc.
/s/ David Wilson
David Wilson,
Senior Vice President and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)